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                                                                      EXHIBIT 11


TURNER BROADCASTING SYSTEM,INC.
Computation of Primary Earnings Per Share
(in thousands, except per share data)


                                                                  Three Months Ended       Six Months Ended
                                                                    June 30, 1994            June 30, 1994
                                                                  ------------------       ----------------
Net income (loss) applicable to common stock                           $ 12,919                 $   (705)
                                                                       ========                 ========
Weighted average number of shares outstanding during the period         205,635                  202,847

Add: Common equivalent shares issuable assuming conversion of
           Class C Convertible Preferred Stock                           74,382                        0

     Shares issuable upon exercise of stock options                      13,850                        0

Subtract: Shares which would have been purchased with proceeds
           from exercise of such stock options                           11,241                        0
                                                                       --------                 --------

Weighted average number of common stock, common stock
     equivalents and converted shares outstanding                       282,626                  202,847
                                                                       ========                 ========
Weighted average number of Class A common shares and common
     stock equivalents                                                   68,330                   68,330
                                                                       ========                 ========
Weighted average number of Class B common shares and common
     stock equivalents                                                  214,296                  134,517
                                                                       ========                 ========
Income (loss) per share and common stock equivalent of Class A
     and Class B common stock                                          $   0.05                 $  (0.00)
                                                                       ========                 ========


For the six month period ended June 30, 1994, no common stock equivalents are included in the calculation of primary earnings per share, due to their anti-dilutive effect on net loss for the period.
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TURNER BROADCASTING SYSTEM, INC.
Computation of Fully-Diluted Earnings Per Share
(in thousands, except per share data)





                                                                  Three Months Ended       Six Months Ended
                                                                    June 30, 1994            June 30, 1994
                                                                  ------------------       ----------------
Net income (loss) applicable to common stock                           $ 12,919                 $   (705)
                                                                       ========                 ========
Add: Interest expense on zero coupon subordinated convertible
           notes due 2007                                                 4,190                    8,308
     Interest expense on 6.5% convertible notes                             487                      975

Subtract: Additional income taxes                                        (1,952)                  (3,760)
                                                                       --------                 --------
Adjusted net income (loss) applicable to Common Stock                  $ 15,644                 $  4,818
                                                                       ========                 ========
Weighted average number of common stock, common stock
     equivalents and converted shares outstanding                       282,626                  202,847

Add: Shares issuable assuming conversion of zero coupon
           convertible notes due 2007                                     7,440                    7,440

     Shares issuable assuming conversion of 6.5%
           convertible notes                                              1,664                    1,379

     Shares issuable assuming conversion of Class C Preferred
           stock                                                              0                   74,382

     Shares issuable assuming exercise of outstanding options                 0                    3,186
                                                                       --------                 --------
Weighted average number of common stock, common stock
     equivalents and convertible shares, assuming full dilution         291,730                  289,234
                                                                       ========                 ========
Weighted average number of Class A common shares and common
     equivalents and convertible shares, assuming full dilution          68,330                   68,330
                                                                       ========                 ========
Weighted average number of Class B common shares and common
     equivalents and convertible shares, assuming full dilution         223,400                  220,904
                                                                       ========                 ========
Loss per share and common stock equivalent of Class A
     and Class B common stock                                          $   0.05                 $   0.02
                                                                       ========                 ========

This calculation is submitted in accordance with the rules and regulations of the Securities and Exchange Commission. Under generally accepted accounting principles this presentation would not be made because it is anti-dilutive.